SEARCHLIGHT MINERALS CORP. RESUMES DRILLING AT CLARKDALE SLAG
RECLAMATION PROJECT

SEVEN ADDITIONAL DRILL HOLES PLANNED FOR “CHAIN OF CUSTODY”
ANALYSIS OF GOLD AND OTHER METALS CONTAINED IN SLAG PILE

HENDERSON, Nevada (June 1, 2006) – Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), today announced that the Company has commenced the drilling of an additional seven holes at the Company’s Clarkdale Slag Reclamation Project in Clarkdale, Arizona. Drilling activities commenced on May 31, 2006.

The drilling activities, along with the analysis of the drill cuttings derived from the seven new holes and three previously drilled holes, will be analyzed under Chain of Custody (COC) parameters by Mountain States R&D International (“MSDRI”), an independent engineering firm based in Tucson, Arizona. MSDRI will perform gold, silver, copper, zinc and iron analysis.

In April 2006, Searchlight Minerals Corp. announced COC results from the first six of nine holes drilled at the Clarkdale Slag Reclamation Project. Such results are available on the Company’s website at www.searchlightminerals.com. Nine widely-spaced holes (totaling 675 feet) were drilled as part of a Minerals Inventory Study being conducted by MSRDI on behalf of the Company.

“When drilling of the next seven holes has been completed and the results of all sixteen holes have been analyzed by MSRDI, we expect to have more accurate estimate of the grade and tonnage of precious and base metals present in the Clarkdale Slag Pile”, stated Ian McNeil, President and Chief Executive Officer of Searchlight Minerals Corp. “We will release the results of the drilling program as soon as they are available. Meanwhile, we are moving forward with plans for a ‘pilot plant’ in Phoenix that is designed to prove up the metals processing and recovery circuit that is expected to be incorporated into a commercial-scale facility at Clarkdale next year.”

About the Clarkdale Slag Reclamation Project

Searchlight Minerals Corp. has entered into an assignment agreement dated for reference June 1, 2005 with Nanominerals Corp. (“NMC”), a Nevada Corporation, pursuant to which NMC assigned all of its interest in a joint venture agreement dated May 20, 2005 between NMC and Verde River Iron Company, LLC, a Nevada limited liability company. The JV Agreement was entered into for the purpose of funding the processing of a copper smelter slag pile located at Clarkdale, Arizona (107 miles northwest of Phoenix and about 50 miles southwest of Flagstaff). The slag contained on the Clarkdale Slag Project site was produced as smelter rejects from prior processing of copper ores that were mined in Jerome, Arizona during the years 1915 through 1952.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a dynamic minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Reclamation Project, which seeks to recover base and precious metals from the reprocessing of slag material produced from the smelting of copper ores from former mines in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves the exploration for precious metals on mining claims near Searchlight, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”.

For additional information, please visit the Company’s website at www.searchlightminerals.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological work programs, uncertainties involving estimates of mineralized material, operational risks, environmental risks, financial risks, currency risks, the dependence on joint venture partners, and other risks discussed in the Company’s periodic report filings with the Securities and Exchange Commission. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Ian McNeil, President and CEO at (702) 939-5247 or via email at
info@searchlightminerals.com